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                                                                  EXHIBIT 23.2


                                Consent of Ernst & Young LLP

We consent to the reference to our firm under the captions "Risk Factors -- Company Development; History of Operating Losses" and "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) of Children's Broadcasting Corporation for the registration of 5,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 1996, with respect to the consolidated financial statements of Children's Broadcasting Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

Minneapolis, Minnesota                               /s/ Ernst & Young LLP
January 29, 1997